Exhibit 99.1

Rigetti Computing Announces CEO Leadership Transition

BERKELEY, Calif., Oct. 31, 2022 — Rigetti Computing, Inc. (“Rigetti” or the “Company”) (Nasdaq: RGTI), a pioneer in hybrid quantum-classical computing, today announced that the Company’s Founder, Dr. Chad Rigetti, will be transitioning from his position as President and Chief Executive Officer to focus on advancing the Company’s products and technology. As part of this next phase of growth, the Company will conduct a CEO search for Dr. Rigetti’s successor, and Dr. Rigetti will continue to serve in his current role until a successor is identified and assumes the position.

“Chad is a pioneer in the development and commercialization of quantum computers. His vision and leadership have been instrumental in bringing Rigetti to where we are today,” said Cathy McCarthy, Chair of the Company’s board of directors. “He has built a talented and highly capable team with strong and deep technical expertise to drive our business and technology. We thank Chad for his leadership and continued contributions to the Company going forward.”

“I’m incredibly proud of the accomplishments of our team over the past 9+ years,” said Chad Rigetti. “We’ve built the first dedicated quantum fab, brought some of the very first quantum computers to the market, and developed a strong and differentiated technology position. I believe the combination of our multi-chip superconducting processors delivered in our hybrid quantum-classical computing model can become the standard in quantum computing. I’m looking forward to continuing to advance our goal of delivering quantum advantage to customers in industries like finance, logistics, and national security.”

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for high-performance practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Rigetti has more than 150 patents awarded and pending. The Company was founded in 2013 by Chad Rigetti and today employs more than 190 people with offices in the United States, U.K. and Australia.

Forward-Looking Statements

Certain statements in this communication may be considered forward-looking statements, including statements with respect to expectations with respect to a search for a new chief executive officer of the Company, including the results and timing thereof, expectations with respect to transitions in management, including continuity of the business, expectations with respect to the role of individuals at the Company, including Dr. Rigetti, statements with respect to advancing and driving the Company’s business and technology, the potential of the combination of the Company’s multi-chip superconducting processors delivered in its hybrid quantum-classical computing model to become the standard in quantum computing, and advancement of the goal of delivering quantum advantage to customers in industries like finance, logistics, and national security. Forward-looking statements generally relate to future events and can be identified by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “believe,” “predict,” “potential,” “pursue,” “aim,” “goal,” “mission,” “outlook,” “anticipate” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Rigetti and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Rigetti’s ability to achieve milestones, technological advancements, including with respect to its roadmap, help unlock quantum computing, and develop practical applications; the ability of Rigetti to complete ongoing negotiations with government contractors successfully and in a timely manner; the potential of quantum computing; the ability of Rigetti to obtain government contracts and the availability of government funding; the ability of Rigetti to expand its QCaaS business; the success of Rigetti’s partnerships and collaborations; Rigetti’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against Rigetti or others; the ability to meet stock exchange listing standards; the risk that the business combination disrupts current plans and operations of Rigetti; the ability to recognize the anticipated benefits of its recent business combination with Supernova, which may be affected by, among other things, competition, the ability of Rigetti to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the business combination with Supernova and operating as a public company; changes in applicable laws or regulations; the possibility that Rigetti may be adversely affected by other economic, business, or competitive factors; Rigetti’s estimates of expenses and profitability; the evolution of the markets in which Rigetti competes; the ability of Rigetti to execute on its technology roadmap; the ability of Rigetti to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the impact of the COVID-19 pandemic on Rigetti’s business; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of Rigetti’s cash resources; unfavorable conditions in Rigetti’s industry, the global economy or global supply chain, including financial and credit market fluctuations and uncertainty, rising inflation, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions against Russia), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration on Form S-4, the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2022, and in the Company’s Form 10-Q for the three months ended March 31, 2022, and other documents filed by the Company from time to time with the SEC, including the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Media Contact:

Rigetti Computing, Inc.

Brad Williams

press@rigetti.com